Exhibit 99.1

Edge Therapeutics Reports First Quarter 2017 Financial Results and Continued Operational Progress

BERKELEY HEIGHTS, N.J., May 3, 2017 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies for the management of acute, life-threatening conditions, today announced financial results and corporate highlights for the quarter ended March 31, 2017, and recent highlights.

“We began 2017 by successfully building upon the positive momentum of last year,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “Our EG-1962 Phase 3 NEWTON 2 study continues to progress in the clinic and we have activated our first site in Europe. We remain on track with our previously stated anticipated timelines for NEWTON 2 top-line efficacy data from the pre-specified interim analysis and from the full study. In addition, we initiated our study assessing EG-1962 administered directly into the basal cisterns of the brain for aneurysmal subarachnoid hemorrhage (aSAH). We also received notification that the Pediatric Committee (PDCO) of the European Medicines Agency (EMA) has recommended granting a pediatric waiver for EG-1962. On the financial front, we recently added to our strong cash position, which enables us to accelerate timelines for pre-commercial activities for EG-1962 and execute strategies to expand our product portfolio.”

First Quarter and Recent Key Achievements

•	Activated the first clinical site in Europe for the Phase 3 NEWTON 2 study.
•	Initiated Edge’s multi-center, controlled, open-label study of intracisternal administration of EG-1962 in adults with aSAH.
•	The PDCO of the EMA recommended granting a product-specific waiver for EG-1962 across all subsets of the pediatric population.
•	Reported additional data on EG-1962 at the International Stroke Conference 2017 in February.
•	Appointed Alyssa Wyant as Senior Vice President, Regulatory Affairs, further strengthening Edge’s organizational infrastructure and leadership team.
•	Secured $18 million in gross proceeds from an above market registered direct offering of common stock at a purchase price of $10.00 per share.

Financial Results

Cash Position: Cash, cash equivalents and marketable securities as of March 31, 2017 were $95.6 million, compared with $106.4 million as of December 31, 2016. On April 21, 2017, Edge closed the sale of shares of its common stock in a registered direct offering of $18 million in gross proceeds from Satter Medical Technology Partners, L.P., an investment firm with significant investments in several life sciences and medical technology companies.

Research & Development (R&D) Expenses:  R&D expenses were $7.6 million in the first quarter of 2017, compared to $5.3 million in the first quarter of 2016. The increase in R&D expense was primarily due to an increase in external expenses related to EG-1962 clinical development, personnel-related costs related to the NEWTON 2 study and other R&D expenses.

General & Administrative (G&A) Expenses: G&A expenses were $4.2 million for the three months ended March 31, 2017, compared to $3.7 million in the comparable period in 2016. The increase in G&A expense was largely due to increases in personnel-related costs, non-recurring executive separation costs, stock-based compensation expenses, facilities expense, and professional fees.

Net Loss: Net loss was $12.2 million for the first quarter ended March 31, 2017, compared to net loss of $9.2 million for the comparable period in 2016.

Conference Call Details

Edge will host a conference call and webcast today, Wednesday, May 3, 2017 at 8:30 a.m. EDT. Please dial (877) 388-5691, or (562) 350-0788 for international callers, and reference participant code 7855024 approximately 15 minutes prior to the call. A replay of the call may be accessed through May 17, 2017 on the investor section of Edge’s website or by dialing (855) 859-2056, or (404) 537-3406 for international callers, and referencing participant code 7855024. A live webcast of the conference call will be available on the investor relations section of Edge’s website at www.edgetherapeutics.com.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions, including statements with respect to the potential effects of its products, Edge remaining on track with its previously stated anticipated timelines for NEWTON 2 top-line efficacy data from the pre-specified interim analysis and from the full study and the recent financing extending Edge’s cash runway while enabling it to accelerate timelines for pre-commercial activities for EG-1962 and execute strategies to expand its product portfolio. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

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Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

EDGE THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating expenses:
Research and development expenses	$7,589,496	$5,346,763
General and administrative expenses	4,201,842	3,685,597

Total operating expenses	11,791,338	9,032,360

Loss from operations	(11,791,338)	(9,032,360)

Other income (expense):
Interest income	96,259	42,814
Interest expense	(475,141)	(180,864)

Net loss and comprehensive loss	$(12,170,220)	$(9,170,410)

Loss per share basic and diluted	$(0.42)	$(0.32)

Weighted average common shares outstanding basic and diluted	28,998,616	28,812,907

EDGE THERAPEUTICS, INC.
Balance Sheets

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$95,590,661	$106,398,919
Prepaid expenses and other current assets	699,525	954,581
Total current assets	96,290,186	107,353,500
Property and equipment, net	3,465,055	3,418,077
Other assets	142,870	142,870
Total assets	$99,898,111	$110,914,447

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$2,527,616	$3,471,032
Accrued expenses	3,638,589	3,213,715
Short term debt	579,554	-
Total current liabilities	6,745,759	6,684,747
Noncurrent liability:
Long term debt	14,505,605	14,953,143

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized at March 31, 2017 and December 31, 2016, 0 outstanding	-	-
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2017 and December 31, 2016, 29,011,436 shares and 28,918,516 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	9,786	9,756
Additional paid-in capital	191,895,736	190,341,769
Accumulated deficit	(113,258,775)	(101,074,968)
Total stockholders' equity	78,646,747	89,276,557
Total liabilities and stockholders' equity	$99,898,111	$110,914,447